                                 SIDE AGREEMENT

     Side Agreement (this "AGREEMENT"), dated as of September 30, 1997, among Integrated Health Services, Inc. ("IHS"), Coram Healthcare Corporation ("CORAM"), T2 Medical, Inc. ("T2"), and Coram Healthcare Corporation of Greater New York ("CORAM NEW YORK").

                                   BACKGROUND:

     WHEREAS, the parties hereto are parties to the Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of August 20, 1997, pursuant to which IHS and/or one or more of its wholly owned subsidiaries designated by it (each, a "BUYING SUBSIDIARY") have agreed, subject to the terms and conditions of the Purchase Agreement, to purchase all of the Assets (such term and all other capitalized terms used and not otherwise defined herein are used herein with the meanings ascribed thereto in the Purchase Agreement), and the Sellers have agreed, subject to the terms and conditions of the Purchase Agreement, to sell all of the Assets to IHS and the Buying Subsidiaries; and

     WHEREAS, the parties hereto desire to close substantially all of the transactions contemplated by the Purchase Agreement notwithstanding that certain conditions to the Closing with respect to that portion of the Assets as to which such transactions do not close on the date hereof have not been satisfied as of the date hereof (the "UNSATISFIED CONDITIONS") and without waiving such Unsatisfied Conditions; and

     WHEREAS, in order to satisfy certain of the other conditions to the Closing, IHS has agreed to purchase all of the TLI Stock in lieu of purchasing the Gulf South Partnership interests and the Coastal Partnership interests; and

     NOW THEREFORE, in consideration of the premises, the obligations of the parties hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. Concurrently herewith the parties hereto are carrying out the Closing as contemplated by the Purchase Agreement (the "INITIAL CLOSING") except as hereinafter provided:

          (a) Sellers are not selling, conveying, transferring, assigning or delivering to IHS or any Buying Subsidiary the HMSGI Stock or the partnership interests in, or management agreements relating to, the Gulf South Partnership (the "EXCLUDED GS ASSET") or the Coastal Partnership (the "EXCLUDED COSTAL ASSET") or the South Georgia Partnership (the "EXCLUDED SOUTH GEORGIA ASSET" and together with the HMSGI Stock, Excluded GS Asset and the Excluded Coastal Asset, the "EXCLUDED ASSETS"):

          (b) IHS and the Buyer Subsidiaries are not assuming the Assumed Liabilities to the extent such Assumed Liabilities relate to the Gulf South Partnership (the "EXCLUDED GS ASSUMED LIABILITIES") or the Coastal Partnership (the "EXCLUDED COASTAL ASSUMED LIABILITIES") or the South Georgia Partnership (the "EXCLUDED SOUTH GEORGIA LIABILITIES") and together with the Excluded GS Assumed Liabilities and the Excluded Costal Assumed Liabilities, the "EXCLUDED ASSUMED LIABILITIES"); and



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          (c)  IHS and the Buyer are withholding $25,218,000 ($15,165,000 with respect to the Gulf South Partnership, $5,658,000 with respect to the Coastal Partnership, and $4,395,000 with respect to the South Georgia Partnership) (the "EXCLUDED ASSET PURCHASE PRICE") from the Purchase Price payable at the Closing, which is the amount of the Purchase Price that the parties agree is allocable to the Excluded Assets, and is not assuming (and accordingly is not paying to Sellers) $194,000 of the Intercompany Debt ($117,000 with respect to the Gulf South Partnership, $44,000 with respect to the Coastal Partnership, and $33,000 with respect to the South Georgia Partnership) otherwise to be assumed and paid by IHS or the Buying Subsidiaries ("EXCLUDED INTERCOMPANY DEBT") and in lieu thereof. IHS and the Buying Subsidiaries are depositing with the CoreStates Bank, N.A., as escrow agent (the "ESCROW AGENT"), an amount (the "ESCROW DEPOSIT") equal to the Excluded Asset Purchase Price plus the Excluded Intercompany Debt to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement (the "ESCROW AGREEMENT") concurrently being executed and delivered by the parties hereto and the Escrow Agent. The Escrow Deposit shall be deposited in any interest bearing account with the Escrow Agent, and Sellers shall pay all of the expenses of the Escrow Agent.

     2. (a) Also concurrently herewith, the Sellers are delivering to the Escrow Agent the following agreements, instruments and certificates (the "SELLER ESCROW DOCUMENTS") that have been executed by the appropriate party thereto, but that are undated:

               (i)       Assignment of the South Georgia Partnership Interest;

               (ii)      Assignment of the Gulf South Partnership Interest;

               (iii) Stock Certificates representing all of the TLI Stock, together with stock powers endorsed in blank;

               (iv) Stock Certificates representing all of the TLII Stock, together with stock powers endorsed in blank;

               (v) Stock Certificates representing all of the HMSGI Stock, together with stock powers endorsed in blank;

               (vi) Assignment of Proprietary Rights for each of the South Georgia Partnership and the Gulf South Partnership;

               (vii) Assignment of Contract Rights for each of the South Georgia Partnership and the Gulf South Partnership; and

               (viii) Bills of Sale for each of the South Georgia Partnership Interest and the Gulf South Partnership Interest.

          (b) Also concurrently herewith, IHS and the Buyer Subsidiaries are delivering to the Escrow Agent the following agreements, instruments and certificates (the "IHS ESCROW DOCUMENTS") that have been executed by the appropriate party thereto, but that are undated:

               (i) Assumption of liabilities with respect to the South Georgia Partnership Interest; and



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                        (ii)    Assumption of liabilities with respect to the
                                Gulf South Partnership Interest.

        3.      (a)     (i)     The parties agree that the Purchase Agreement
shall remain executory except to the extent that the transactions contemplated thereby are being consummated at the Initial Closing, which transactions at the Initial Closing shall be deemed to have closed pursuant to the Purchase Agreement as of September 30, 1997;

                        (ii) The parties further agree that in lieu of purchasing the Excluded GS Asset and the Excluded Coastal Asset, IHS or one of the Buying Subsidiaries will purchase the TLI Stock (subject to the terms and conditions of this Agreement) at a closing (the "TLI STOCK CLOSING") one business day after all of the conditions to closing thereof shall have occurred or been expressly waived in writing with reference to this Section 3(a), and Sellers shall sell, convey,transfer, assign and deliver to IHS or such Buying Subsidiary, the TLI Stock, free and clear of all Encumbrances other than Permitted Encumbrances;

                        (iii) The parties further agree that IHS or one of the Buying Subsidiaries shall (subject to the terms and conditions of this Agreement) at a closing (the "SOUTH GEORGIA CLOSING") purchase the Excluded South Georgia Asset and assume the Excluded South Georgia Assumed Liabilities (including, without limitation), $33,000 of Intercompany Debt), and Sellers shall sell, convey, transfer, assign and deliver to IHS or such Buying Subsidiary, the Excluded South Georgia Asset, free and clear of all Encumbrances other than Permitted Encumbrances.

                        (iv) The parties further agree that if the parties' respective obligations to close the TLI Stock Closing are terminated, then IHS or one of the Buying Subsidiaries shall (subject to the terms and conditions of this Agreement) at a closing (the "GULF SOUTH CLOSING") purchase the Excluded GS Asset and assume the Excluded GS Assumed Liabilities (including without limitation $117,000 of Intercompany Debt) and Sellers shall sell, convey, transfer, assign and deliver to IHS or such Buying Subsidiary, the Excluded GS Asset, free and clear of all encumbrances other than Permitted Encumbrances.

                        (iv) To the extent permissible in accordance with GAAP and applicable tax laws, the TLI Stock Closing shall be deemed to have occurred on September 30, 1997.

                (b) The obligations of IHS to consummate the transactions contemplated to occur at the TLI Stock Closing, the South Georgia Closing and the Gulf South Closing (collectively, the "ADDITIONAL CLOSINGS" and each, an "ADDITIONAL CLOSING") are subject to the satisfaction, on or prior to the Termination Date (as defined below), of each of the following conditions with respect to such Additional Closing (the "IHS CONDITIONS"), any of which IHS Conditions may be waived by IHS, provided, however, that the occurrence of any Additional Closing will not be deemed a waiver of the breach of any representation, warranty or covenant of any Seller made pursuant hereto:


                        (i) All of the representations and warranties made by each Seller in the Purchase Agreement shall be remade by such Seller and shall be true and correct as of the date of the applicable Additional Closing (each, an "ADDITIONAL CLOSING DATE") (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and


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correct on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not in the aggregate constitute a material adverse change from the Represented Condition, disregarding any representations and warranty made by Sellers with respect to any Excluded Assets and Excluded Liabilities), provided however, that for said purposes and the other purposes of this Agreement, the term the "Business" shall be deemed to exclude any portion of the Business purchased by IHS and the Buyer Subsidiaries at the Initial Closing or at any prior Additional Closing, the term "Assets" shall be deemed to mean only the Excluded Assets not theretofore purchased by IHS and the Buyer Subsidiaries, and all of the representations and warranties made pursuant to the Purchase Agreement shall be deemed modified or deleted to the extent they do not relate to the Gulf South Partnership, the Coastal Partnership, the South Georgia Partnership, the Excluded Assets, the Excluded Assumed Liabilities, or the transactions contemplated by this Agreement (which for the purposes hereof shall mean the transactions to be consummated at each Additional Closing) and the portion of the Purchase Agreement that remains executory following the Initial Closing.

                        (ii) All of the representations and warranties made by any Seller pursuant to this Agreement shall be true and correct in all material respects as of the applicable Additional Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)).

                        (iii) Each Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it prior to or on the applicable Additional Closing Date, and shall have substantially performed in all material respects all agreements and covenants required by the provisions of the Purchase Agreement that remains executory following the Initial Closing to be performed by it prior to or on the applicable Additional Closing Date.

                        (iv) All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and by the provisions of the Purchase Agreement that remains executory following the Initial Closing and for the operation of the Business (to be acquired at the Additional Closing) by IHS and the Buyer Subsidiaries (including, without limitation, all required third party consents to the assignment to IHS and the Buying Subsidiaries of the Excluded Assets or the TLI Stock, as the case may be, to be acquired by IHS or the Buyer Subsidiaries, at the applicable Additional Closing) shall have been obtained, except for those the absence of which would not have a material adverse effect on the Business (to be acquired at the Additional Closing) to be conducted by IHS and the Buyer Subsidiaries or on their ability or the ability of the South Georgia Partnership, Coastal Partnership or Gulf South Partnership, as the case may be, to conduct its Business.

                        (v)     (A)     No Action by any governmental authority
(including the OIG and the DOJ), any representative of a governmental authority (including the OIG and DOJ) or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or by the provisions of the Purchase Agreement that remains executory following the Initial Closing, or the validity of legality of the operation of the Business (to be acquired at the Additional Closing) or the activities of the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, and which could reasonably be expected to damage IHS, and Buyer Subsidiary, the Excluded Asset (to be acquired at the Additional Closing) or




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
the Business (to be acquired at the Additional Closing) materially, including, without limitation, materially and adversely affecting the right or ability of IHS, any Buyer Subsidiary, the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, or any other owner of the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, to own, operate, possess or transfer any Excluded Asset or any TLI Stock or any other interest in the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, or the right or ability of IHS, any Buyer Subsidiary, the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, or any other owner of the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, or any TLI Stock to own or operate the Gulf South Partnership, the South Georgia Partnership or the Coastal Partnership, as the case may be, or the Business (to be acquired at the Additional Closing).

                                (B)     There shall not be any Regulation or
Court Order that makes the consummation of the transactions contemplated to occur at such Additional Closing illegal or otherwise prohibited.

                        (vi) Sellers shall have delivered to IHS an opinion (the "PHJ&W Legal Opinion") of Paul, Hastings, Janofsky & Walker LLP ("PHJ&W"), counsel to Sellers, dated as of the applicable Additional Closing Date, in form and substance reasonably satisfactory to IHS, with respect to the matters set forth in Exhibit N to the Purchase Agreement; provided, however, that the references therein to the Agreement shall be deemed to include this Agreement and the executory provisions of the Purchase Agreement.

                        (vii) Sellers shall have furnished to IHS and the Buyer Subsidiaries, such certificates of its officers and others to evidence compliance with the IHS Conditions applicable to such applicable Additional Closing as may be reasonably requested by IHS or any Buyer Subsidiary.

                        (viii)  (A)     To the extent required by the Gulf South
Partnership Agreement, the Coastal Partnership Agreement, or the South Georgia Partnership Agreement, as the case may be (the "Applicable Partnership Agreements"), the partners thereof shall have (I) consented to the transfer of the interests of Sellers therein to IHS and the Buyer Subsidiaries, and (II) shall have entered into such other agreements and amendments required to effect such transfer and the consummation of the transactions contemplated hereby and by the executory provisions of the Purchase Agreement.

                                (B)     All Put Agreements under which IHS or
any Buyer Subsidiary shall have succeeded to the interests of any Seller under this Agreement or the provisions of the Purchase Agreement that remain executory following the Initial Closing, including, without limitation, those agreements listed on Exhibit L to the Purchase Agreement that relate to the Excluded Assumed Liabilities to be assumed by IHS or Buyer Subsidiaries at the applicable Additional Closing, shall have been amended in a manner satisfactory to IHS and Buyer to enable IHS and Buyer to satisfy the obligation of Sellers thereunder except with respect to such obligations that are waived by Sellers.

                        (ix) Each Seller and, with respect to the PHJ&W Legal Opinion, PHJ&W, shall have executed and delivered to the Escrow Agent instructions to date (as




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
of the applicable Additional Closing Date) and to deliver each of the Seller Escrow Documents to IHS and the Buyer Subsidiaries, and to disburse all interest and income earned on the Escrow Deposit to IHS, and each Seller shall have filed (where necessary) and delivered to IHS and the Buyer Subsidiaries all documents necessary to release the Excluded Assets (to be acquired at the applicable Additional Closing) from all Encumbrances (except Permitted Encumbrances), which documents shall be in a form reasonably satisfactory to IHS's counsel.

                        (x) IHS, the Buyer Subsidiaries and each applicable Partnership shall have obtained or been granted the right to use all Permits necessary to the operation of the Business (to be acquired at the applicable Additional Closing) except where the failure to do so would not have a material adverse effect on the Business (to be acquired at the applicable Additional Closing) or the ability of IHS, any Buyer Subsidiary or the applicable Partnership to conduct the Business (to be acquired at the applicable Additional Closing) and except for permits that will be transferable only after, and will be transferred after, consummation of the transactions contemplated by this Agreement and the provisions of the Purchase Agreement that remains executory following the Initial Closing, and each Seller shall have executed and delivered to IHS and the Buyer Subsidiaries, such other instruments as shall be reasonably requested by IHS or any Buyer Subsidiary to vest in IHS or such Buyer Subsidiary title in and to the Excluded Assets and/or the TLI Stock (to be acquired at the applicable Additional Closing) in accordance with the provisions of this Agreement and the portions of the Purchase Agreement.

                        (xi)    No Seller shall have breached any
representation, warranty, agreement, obligation or covenant made or to be performed or complied with at the Initial Closing or any prior Additional Closing that would have entitled IHS, if it had known of such breach or breaches at the time, to not close the transactions contemplated to occur at the Initial Closing or at such prior Additional Closing or Closings as modified by this Agreement.

                        (xii) All of the officers and directors of TLI and its wholly owned corporate subsidiaries shall have resigned effective as of the TLI Stock Closing Date.

                (c) The obligations of Sellers to consummate the transactions contemplated to occur at the applicable Additional Closing are subject to the satisfaction, on or prior to the Termination Date, of each of the following conditions with respect to such Additional Closing (the "Seller Conditions"), any of which Seller Conditions may be waived by any Seller:

                        (i) All of the representations and warranties made by IHS in the Purchase Agreement shall be remade by IHS and shall be true and correct in all material respects as of the applicable Additional Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)).

                        (ii) All of the representations and warranties made by IHS pursuant to this Agreement shall be true and correct in all material respects as of the applicable Additional Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)).


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                        (iii)     IHS shall have performed in all material
respects all agreements and covenants required by this Agreement to be performed by it prior to or on the applicable Additional Closing Date, and shall have substantially performed in all material respects all agreements and covenants required by the executory provisions of the Purchase Agreement to be performed by it prior to or on the applicable Additional Closing Date.

                        (iv)      The consents and approvals described in
Schedule 4.7 of the Purchase Agreement that relate to the Excluded Assets (to be sold at the applicable Additional Closing Date) shall have been obtained.

                        (v) No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or by the executory provisions of the Purchase Agreement and which could reasonably be expected to damage Parent if the transactions contemplated to occur at the applicable Additional Closing are consummated. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business (to be sold at the applicable Additional Closing Date) or the Excluded Asset (to be sold at the applicable Additional Closing Date) contemplated hereby illegal or otherwise prohibited.

                        (vi) IHS shall have delivered to Sellers an opinion (the "B&D LEGAL OPINION") of Blass & Driggs ("B&D"), counsel to IHS, dated as of the applicable Additional Closing Date, in form and substance reasonably satisfactory to Sellers, with respect to the matters set forth in Exhibit M to the Purchase Agreement; provided, however, that the references therein to the Agreement shall be deemed to include this Agreement and the executory provisions of the Purchase Agreement.

                        (vii) IHS shall have furnished to Sellers, such certificates of its officers and others to evidence compliance with the Seller Conditions as may be reasonably requested by Sellers.

                        (viii) Sellers shall have been released from any further obligations under all Put Agreements relating to the applicable Partnership unless IHS shall have agreed to Sellers' reasonable satisfaction to indemnify and hold harmless Sellers with respect thereto.

                        (ix) IHS and, with respect to the B&D Legal Opinion, B&D, shall have executed and delivered to the Escrow Agent instructions to date (as of the Applicable Closing Date) and to deliver each of the IHS Escrow Documents to Sellers, and to disburse to Sellers the amount of Escrow Deposit as required in subsection (d) below.

                        (x)       IHS shall not have breached any
representation, warranty, agreement, obligation or covenant made or to be performed or complied with at the Initial Closing or any prior Additional Closing that would have entitled Sellers, if they had known of such breach or breaches at the time, to not close the transactions contemplated to occur at the Initial Closing or such prior Additional Closing as modified by this Agreement.

        (d) With respect to each Additional Closing, the parties shall instruct the Escrow Agent to disburse the applicable portion of Escrow Deposit to Sellers (as set forth below) and the interest and income, if any, accrued thereon, to IHS, and shall


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instruct the Escrow Agent to date all of the IHS Escrow Documents applicable to such Additional Closing, the applicable Additional Closing Date and to deliver all of such IHS Escrow Documents to Sellers, and shall instruct the Escrow
Agent to date all of the Seller Escrow Documents applicable to such Additional Closing, the applicable Additional Closing Date and to deliver all of such Seller Escrow Documents to IHS and Buyer Subsidiaries.

                        With respect to the TLI Stock Closing, the amount of the Escrow Deposit to be delivered shall be $20,823,000 plus $161,000 (in full payment of the Intercompany Debt to be assumed by IHS or its Buyer Subsidiary on such date). With respect to the South Georgia Closing, the amount of the Escrow Deposit to be delivered shall be $4,395,000 plus $33,000 (in full payment of the Intercompany Debt to be assumed by IHS or its Buyer Subsidiary on such date). With respect to the Gulf South Closing, the amount of the Escrow Deposit to be delivered shall be $15,165,000 plus $117,000 (in full payment of the Intercompany Debt to be assumed by IHS or its Buyer Subsidiary on such date).


                (e) Sellers, on the one hand, and IHS, on the other hand, shall be entitled to terminate their respective obligations to close the transactions contemplated by this Agreement and the executory provisions of the Purchase Agreement that remain executory following the Initial Closing as follows:

                        (i) IHS may do so, if any of the IHS Conditions has not been satisfied by the Termination Date;

                        (ii) Sellers may do so, if any of the Sellers Conditions has not been satisfied by the Termination Date; or

                        (iii) the parties may do so by the mutual consent of IHS and Parent.

                (f) The "TERMINATION DATE" shall mean October 20, 1997. If a party terminates its obligations under this Agreement and the provisions of the Purchase Agreement that remain executory following the Initial Closing because one of its conditions precedent has not been satisfied, or if terminated by mutual consent, each party that remain executory following the Initial Closing its obligations hereunder and under the provisions of the Purchase Agreement; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement or the executory provisions of the Purchase Agreement, the other party shall be entitled to be indemnified for any Damages incurred by it by reason thereof in accordance with the provisions of Section 10.4 of the Purchase Agreement.

                (g) The parties agree that unless and until the transactions contemplated to occur at the TLI Stock Closing shall have occurred, the $1,300,000 and $14,062,500 limitations set forth in Section 10.4(f) of the Purchase Agreement shall be reduced by $208,232 and $2,252,511, respectively. The parties agree that unless and until the South Georgia Closing shall have occurred, the $1,300,000 and $14,062,500 limitations set forth in
Section 10.4(f) of the Purchase Agreement shall be reduced by $43,950 and $475,428, respectively. The parties agree that if the Gulf South Closing shall occur but the TLI Stock Closing shall not occur, the $1,300,000 and $14,062,500 limitations set forth in Section 10.4(f) of the Purchase Agreement shall be increased by $56,581 and $612,055, respectively.

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
        4.      (a)     The Sellers agree that, notwithstanding the occurrence
of the Initial Closing or any Additional Closing, they will, at the request of IHS, use their respective best efforts (with IHS to bear all reasonable out-of-pocket third party expenses arising therefrom) to (i) obtain any consents to the assignment to IHS and the Buyer Subsidiaries of any non-competition agreements to which any Entity is a party requiring such consent, and (ii) if such consent is not obtained, to enforce such Contract on behalf of IHS and the Buyer Subsidiaries and to otherwise take such actions (with IHS to bear all reasonable out-of-pocket third party expenses arising therefrom), so as to provide IHS and the Buyer Subsidiaries with the benefits of such Contract to the maximum extent possible. The Sellers shall indemnify and hold IHS and the Buyer Subsidiaries harmless from and against all Damages arising out of any claim with respect to a failure to obtain the consent of any other parties to the non-competition agreements with respect to the business of the Bay Area Partnership or the IPP Partnership (the "SPECIFIED NON-COMPETES") necessary to the assignment to IHS and the Buyer of such Specified Non-Competes. Except as expressly set forth in this paragraph 4(a), no Seller shall have any obligation or liability of any nature whatsoever with respect to any failure to obtain any consent necessary to assign any non-compete agreement being assumed by IHS or any Buyer Subsidiary under the Purchase Agreement or hereunder; provided, however, that as to the Gulf South Partnership and the South Georgia Partnership, in the event of a Gulf South Closing or a South Georgia Closing, respectively, IHS and the Buying Subsidiaries shall not be deemed to have waived any requirement to obtain any consent with respect to the assignment of any non-competition agreements to the extent required under the Purchase Agreement.

                (b) The Sellers, jointly and severally, shall indemnify and hold harmless IHS and each Buyer Subsidiary harmless from and against all Damages arising out of any liabilities existing as of the Closing Date that arise out of IHS purchasing or owning the TLI Stock or the TLII Stock in lieu of purchasing or owning the Partnership Interests of Gulf South Partnership or the Coastal Partnership as contemplated by the Purchase Agreement, and from and against all Damages arising out of any breach of a representation or warranty made by any Seller in Section 5 below or of any obligation of any Seller under this Agreement (as opposed to under the executory provisions of the Purchase Agreement).

                (c) The Sellers' indemnification obligations under subsections (a) and (b) above shall not be subject to the limitations set forth in Section 10.4(f) of the Purchase Agreement.

                        Sellers, IHS and the Buyer Subsidiaries shall cooperate with respect to any consents or concurrences to assignments of Contracts with respect to which Sellers are providing indemnity.

        5. Each Seller hereby represents and warrants to IHS and each Buyer Subsidiary as follows:

                (a) Each Seller has the full legal power and capacity to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "SELLER TRANSACTION DOCUMENTS") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of each Seller, and except as set forth on Schedule 5(a), all necessary consents of governmental authorities or third parties to the transactions contemplated by this Agreement have been obtained.


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
                (b) This Agreement constitutes, and when delivered at or prior to each Additional Closing, each Seller Transaction Document executed by any Seller will constitute, the legal, valid and binding obligations of such Seller, enforceable against it in accordance with its respective terms.

                (c) Neither the execution or delivery of this Agreement or any of the Seller Transaction Documents by any Seller nor the performance by any Seller of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) its Certificate of Incorporation or bylaws; or (b) any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("Governmental Requirements") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("Governmental Authorities") applicable to it or the operation of the Business or the ownership of any of the Excluded Assets.

                (d) Neither TLI nor TLII has been liquidated or dissolved as contemplated by Section 4.1(e) and (f) of the Purchase Agreement. Neither
TLI nor TLII has any liabilities except as may be set forth in the Financial Statements or on Schedule 5(d) hereto or in the partnership agreements of any of the Partnerships in which it holds an interest as indicted on Exhibit A to the Disclosure Schedule to the Purchase Agreement.

        6.      IHS hereby represents and warrants to the Sellers as follows:

                (a) IHS has the full legal power and capacity to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "IHS Transaction Documents") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of IHS, and except as set forth on Schedule 5(a), all necessary consents of governmental authorities or third parties to the transactions contemplated by this Agreement have been obtained.

                (b) This Agreement constitutes, and when delivered at or prior to each Additional Closing, each IHS Transaction Document executed by IHS will constitute, the legal, valid and binding obligations of IHS, enforceable against it in accordance with its respective terms.

                (c) Neither the execution or delivery of this Agreement or any of the IHS Transaction Documents by IHS nor the performance by IHS of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) its Certificate of Incorporation or bylaws; or (b) any Governmental Requirements of any Governmental Authorities applicable to it.

        7. The parties agree to treat the transactions contemplated by the TLI Stock Closing pursuant to Section 338(h)(10) of the Internal Revenue Code.

        8.      (a)     Sellers agree that they will assume all Liabilities
(the "Seller Assumed Liabilities") that arise after the Initial Closing and on or prior to October 2, 1997 that would have been Excluded Liabilities had the Initial Closing occurred on October 2, 1997. The Sellers shall pay and perform all Seller Assumed Liabilities in the ordinary course, and shall indemnify and hold harmless IHS, its Affiliates and Subsidiaries, and its and their respective Representatives, from and against any and all Damages arising out of any Seller Assumed Liability.

                (b) All of the representations and warranties made by each Seller in the Purchase Agreement shall be remade by such Seller and shall be true and correct in all material respects as of October 2, 1997 (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)), as if the Initial Closing were held on such date; and Sellers shall so certify to IHS on October 2, 1997 and for the purposes of Section 10.4 of the Purchase Agreement (including without limitation, Section 10.4(f)), IHS shall be deemed to have relied on such certification in consummating the transactions contemplated by the Purchase Agreement to occur at the Initial Closing.

                (c) Sellers shall indemnify and hold harmless IHS, its Affiliates and Subsidiaries, and its and their respective Representatives, from and against any and all Damages arising out of any act or omission by any Seller during the period commencing immediately after the Initial Closing Date and ending on October 2, 1997 that would have constituted a breach by said Seller if the Initial Closing had not yet occurred.

        9.      (a)     In the event of a breach by any Seller of any of its
obligations hereunder, IHS shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and each Seller hereby waives the defense that there may be an adequate remedy at law.

                (b) This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Prior to the any Additional Closing, Sellers, and IHS may not assign their respective interests under this Agreement to any other person or entity without the prior written consent of the other parties hereto; provided, however, that IHS may assign its rights, duties and obligations hereunder to the Buyer Subsidiaries or any one or more of its other subsidiaries or affiliates; provided that in the instance of such assignment IHS shall remain responsible for consummating any Additional Closing as provided in this Agreement. IHS shall be entitled to assign its rights under this Agreement after any Additional Closing.

                (c) This Agreement and the Exhibits and Schedules hereto, and the Purchase Agreement and the Exhibits and Schedules thereto embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein; provided, however that any confidentiality agreements among the parties shall survive to the extent provided in the Purchase Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same agreement.

                (d) From time to time, as and when reasonably requested by any party hereto after any Additional Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

                (e) All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when given in accordance with the terms of the Purchase Agreement.

                (f) This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the 40X of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                (g) Except as expressly provided with respect to indemnification rights, nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

                (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any contrary rules relating to the choice or conflict of laws.

                (i) At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

                (j) Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

                (k) Sellers shall be jointly and severally liable for all representations, warranties and covenants made by any of them pursuant to this Agreement.

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
        IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                        INTEGRATED HEALTH SERVICES, INC.:

                                        --------------------------------------
                                        By:  /s/
                                             ---------------------------------
                                        Its:
                                             ---------------------------------


                                        CORAM HEALTHCARE CORPORATION

                                        By:  /s/ Daniel Frank
                                             ---------------------------------
                                        Its: President of Lithotripsy
                                             ---------------------------------


                                        T MEDICAL, INC.

                                        By:  /s/ Daniel Frank
                                             ---------------------------------
                                        Its: President of Lithotripsy
                                             ---------------------------------


                                        CORAM HEALTHCARE CORPORATION
                                        OF GREATER NEW YORK

                                        By:  /s/ Daniel Frank
                                             ---------------------------------
                                        Its: President of Lithotripsy
                                             ---------------------------------

                                SCHEDULE 5(A)

        1. The transfer of the Certificate of Need for the State of Alabama for the Coastal Partnership.

        2. The transfer of the Certificate of Need for the State of Mississippi for the Gulf South Partnership.